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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): March 9, 1999


                            BREED Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                    1-11474                   22-2767118
------------------------    ------------------------     ---------------------
(State of incorporation)    (Commission File Number)        (IRS Employer
                                                          Identification No.)


        5300 Old Tampa Highway                                   33811
          Lakeland, Florida                                    ----------
----------------------------------------                       (Zip Code)
(Address of principal executive offices)






       Registrant's telephone number, including area code: (941) 668-6000



                -------------------------------------------------
          (Former name or former address, if changed since last report)



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

Item 5.  Other Events

     The following unaudited pro forma financial statements are based on the historical financial statements of (i) the Company and (ii) SRS. The unaudited pro forma condensed consolidated statement of earnings for the twelve months ended June 30, 1998 gives effect to the SRS Transactions and the Refinancing of the Bridge Credit Facility (both as defined) as if they had occurred on July 1, 1997.

     On October 30, 1997, the Company acquired the safety restraints system business ("SRS") of Allied Signal Inc. (the "SRS Acquisition"). The SRS Acquisition was financed with (i) borrowings under a $900.0 million credit facility (the "Bridge Credit Facility") arranged by NationsBank, N.A. ("NationsBank"), (ii) the proceeds received in connection with the issuance of $115.0 million of Series A Preference Shares of the Company to Siemens Aktiengesellschaft (the "Siemens Investment") and (iii) the proceeds received in connection with the issuance and sale to Prudential Securities Credit Corp. ("PSCC") of $200.0 million of Series B Convertible Preferred Stock of the Company (the "Series B Preferred"). On November 25, 1997, the Company sold $257.7 million of its 6.50% Convertible Subordinated Debentures due 2027 (the "Convertible Debentures") to BTI Capital Trust, which, concurrently therewith, sold $250.0 million aggregate liquidation amount of its 6.50% Convertible Trust Preferred Securities (the "Preferred Securities") (which are fully and unconditionally guaranteed by the Company) in a private transaction under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") (the "Preferred Securities Offering"). The Company used a portion of the net proceeds received in connection with the Preferred Securities Offering to redeem all of the outstanding Series B Preferred in accordance with the terms thereof. Consummation of the Bridge Credit Facility and the initial borrowings thereunder in connection with the SRS Acquisition, the Siemens Investment, the Preferred Securities Offering and the application of the proceeds therefrom are referred to herein as the "SRS Financing Transactions." The SRS Financing Transactions and the SRS Acquisition are referred to herein collectively as the "SRS Transactions."

     On April 28, 1998, the Company entered into a new $675.0 million revolving credit facility (the "New Credit Facility") and issued and sold $330.0 million of 9.25% Senior Subordinated Notes (the "Notes") in a private transaction under Rule 144A under the Securities Act (the "Offering"). The Company used the net proceeds received in connection with the Offering, together with borrowings under the New Credit Facility, to repay in full all borrowings outstanding under the Bridge Credit Facility (the "Refinancing of the Bridge Credit Facility").

     The SRS Acquisition has been accounted for using the purchase method of accounting. Accordingly, under the unaudited pro forma financial statements, the total cost of the SRS Acquisition has been allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of such acquisitions.

     As part of the purchase price allocation for the SRS Acquisition, the Company evaluated the in-process research and development of SRS. Under generally accepted accounting principles, if the technological feasibility of the acquired technology has not been established and the technology has no future alternative uses, such in-process research and development must be written-off. Accordingly, the unaudited pro forma financial statements reflect a $77.5 million charge relating to the write-off of in-process research and development for acquired technology (the "R&D Write-Off"), which the Company recorded during the quarter ended December 31, 1997.

     In addition, during the quarter ended December 31, 1997, the Company formulated a repositioning plan (the "Repositioning Program") which is intended to: (i) enhance the Company's competitiveness and productivity, (ii) reduce costs and increase asset control and (iii) improve processes and systems. In connection with the Repositioning Program, the Company recorded a $177.0 million charge during the quarter ended December 31, 1997 (the "Repositioning Charge"), which included the following: (i) $30.8 million relating to planned work force reductions; (ii) $31.4 million relating to proposed facility consolidations (not including any SRS facilities); (iii) $10.6 million relating to the write-down of goodwill associated with the disposal of long-lived assets; (iv) $41.3 million relating to the write-down to net realizable value of certain long-lived assets in connection with the Gallino Disposition (as defined herein); and (v) $62.9 million relating to the write-down of impaired production and other equipment and the write-off of assets used to manufacture products being replaced by new technologies.

     During the quarter ended December 31, 1997, the Company also recorded a $82.5 million impairment charge (the "Impairment Charge") relating to the write-down of goodwill and other long-lived assets that the Company acquired in its October 1996 acquisition of the North American steering wheel operations ("USS") of United Technologies due to deteriorating business conditions at USS, reflecting the Company's determination that a material diminution in the value of USS had occurred.

     In addition, during the quarter ended December 31, 1997, the Company recorded a $28.4 million charge against cost of sales for inventory and long-term customer contracts relating to manufacturing processes that will be exited (the "December COS Charge" and, together with the Repositioning Charge, the Impairment Charge and the R&D Write-Off, the "December 1997 Charges"). During the quarter ended June 30, 1998, the Company recorded a $21.7 million charge against cost of sales relating to expected losses under 28 contracts (with nine different automobile manufacturers) acquired in connection with the SRS Acquisition (the "June COS Charge").

     The following unaudited pro forma financial statements do not purport to represent what the Company's results of operations or financial condition would have been had the SRS Transactions and the Refinancing of the Bridge Credit Facility occurred on the dates indicated or to predict the Company's results of operations or financial condition in the future. The unaudited pro forma financial statements give effect only to the adjustments set forth in the accompanying notes and do not reflect any other benefits anticipated by management as a result of the SRS Acquisition and the implementation of its business strategy.

        Unaudited Pro Forma Condensed Consolidated Statement of Earnings

                    For the twelve months ended June 30, 1998

                                                                                                       Pro Forma
                                                                         BREED          SRS(j)         Adjustments      Pro Forma
                                                                         -----          ------         -----------      ---------
                                                                            (dollars in millions, except per share data)
Net sales ......................................................     $  1,385.3     $    297.4        $  (19.9)(a)      $1662.8
Cost of sales ..................................................        1,201.4          266.5           (17.7)(a)       1450.2
                                                                     ----------     ----------        --------        ---------
Gross profit ...................................................          183.9           30.9            (2.2)           212.6
Selling, general and administrative expenses ...................           78.6           11.8            (0.6)(a)         89.8
Research, development and engineering
         expenses...............................................           73.2           19.9                             93.1
Repositioning Charge and Impairment Charge .....................          259.5           --                              259.5
R&D Write-Off ..................................................           77.5           --                               77.5
Amortization of intangibles ....................................           19.3            1.0             3.7(b)          24.0
                                                                     ----------     ----------        --------        ---------
Operating income (loss) ........................................         (324.2)          (1.8)           (5.3)          (331.3)
Other income (expense), net ....................................            1.1           (3.9)            0.4(a)          (2.4)
Interest expense ...............................................           85.7           --             (13.5)(c)         82.8
                                                                                                          10.6(d)
                                                                     ----------     ----------        --------        ---------

Loss before income taxes,
         distributions on Preferred Securities
         and extraordinary loss.................................         (408.8)          (5.7)           (2.0)          (416.5)
Income taxes (benefit) .........................................          (60.2)          (1.7)           (0.4)(a)        (60.2)
                                                                                                           2.1(e)
Distributions on Preferred Securities ..........................           10.0           --               6.3(f)          16.3
                                                                     ----------     ----------        --------        ---------
Loss before extraordinary loss(g) ..............................     $   (358.6)    $     (4.0)       $  (10.0)       $  (372.6)
                                                                     ==========     ==========        =========       =========
Loss per share(h):
                  Basic and diluted loss .......................     $   (10.73)                                      $  (11.15)
                                                                     -----------                                      ----------
                  Basic and diluted weighted average number
                           of common shares outstanding.........          33.407                                          33.407
Other Data:
                  Depreciation and amortization ................                                                      $    61.5
                  Ratio of earnings to fixed charges(i) ........                                                           --

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings

(a) Represents the exclusion of the results of operations attributable to certain operations of SRS that were not acquired by the Company in the SRS Acquisition, estimated by the Company as follows (in millions):

     Net sales .............................................         $  19.9
     Cost of sales .........................................            17.7
     Selling, general and administrative ...................             0.6
     Engineering, research and development .................              --
     Other income ..........................................            (0.4)
     Income taxes ..........................................             0.4

     Income taxes were estimated using the effective tax rate of SRS for the twelve months ended June 30, 1997.

(b) Goodwill and allocation of purchase price to identifiable intangible assets acquired in the SRS Acquisition are as follows (in millions):

     Purchase price .........................................................                  $  710.0
     Less:
         Estimated fair value of SRS net assets acquired less assumed
           liabilities ......................................................   $  301.8
         Adjustment for planned closings of eight facilities ................      (13.0)         288.8
                                                                                --------       --------
                                                                                                  421.2
         Involuntary employee termination costs for approximately
           2,187 employees ..................................................                      32.0
     Acquisition costs ......................................................                       7.0
     Other ..................................................................                      10.2
                                                                                               --------
         Excess of purchase price over fair value of net assets acquired.....                  $  372.0
                                                                                               ========

                                                                   Amortization
                                                         Value of   Period in
                                                       Intangibles    Years
                                                       ----------- ------------
                                                      (in millions)

     Trained workforce ..............................    $   10.3     10
     Developed technology ...........................       170.0     22
     In-process research and development ............        77.5
     Goodwill .......................................       372.0     40

     Independent appraisals have been used in establishing the fair market values. The preliminary allocation of the purchase price was adjusted during the fourth quarter of fiscal 1998 to reflect revised estimates of pre-acquisition contingencies, liabilities and restructuring. The plant closings and involuntary employee terminations accrued above are part of restructuring this business and are to be substantially completed by March 31, 1999.

         The amortization expense of intangibles incurred as a result of the SRS Acquisition is as follows:

                                                                  Twelve Months
                                                                      Ended
                                                                  June 30, 1998
                                                                  -------------
                                                                  (in millions)

     Amortization of intangible assets related to
        SRS Acquisition...........................................   $  18.1
     Amortization of intangible assets previously recorded by SRS.      (1.0)
     Amortization  of  intangible  assets  recorded by SRS
        post-acquisition..........................................     (13.4)
                                                                     -------
     Net increase in goodwill amortization .......................   $   3.7
                                                                     =======


(c) Reflects various financing and advisory fees relating to the New Credit Facility and the Offering, which aggregated $23.9 million and were paid in cash. Fees of $12.3 million relating to the New Credit Facility are being amortized over the weighted average life of the facility of 5.5 years and fees of $11.6 million relating to the Offering are being amortized over the ten-year life of the Notes. These fees would have affected the amortization of deferred financing costs as follows:

                                                                  Twelve Months
                                                                      Ended
                                                                  June 30, 1998
                                                                  -------------
                                                                  (in millions)

     Amortization of fees relating to New Credit Facility .......    $   2.3
     Amortization of fees relating to the Offering ..............        1.2
     Less amortization of fees on Bridge Credit Facility ........      (15.9)
     Less amortization of fees on previous credit
       facility replaced by Bridge Credit Facility...............       (0.2)
     Less amortization of fees on New Credit Facility
       previously recorded.......................................       (0.9)
                                                                     -------
                                                                     $ (13.5)
                                                                     =======

(d) Represents the additional interest expense that would have been incurred if the Notes and borrowings under the New Credit Facility incurred in connection with the Refinancing of the Bridge Credit Facility had been outstanding for the entire period.

                                                                 Twelve Months
                                                                     Ended
                                                                 June 30, 1998
                                                                 -------------
                                                                 (in millions)

     Interest expense on the New Credit Facility ................    $  41.6
     Interest expense on the Notes ..............................       30.5
     Interest  expense  under the Bridge  Credit  Facility
       and credit facility replaced by Bridge Credit Facility....      (41.9)
     Previously recorded interest expense  attributable to
       PSCC Financing............................................       (1.6)
     Previously recorded interest expense attributable to the
       New Credit Facility.......................................      (18.0)
                                                                     -------
     Net increase in interest expense ...........................    $  10.6
                                                                     =======


     The interest rate for the New Credit Facility is based on base interest rates selected by the Company plus applicable margins.

     For each increase or decrease of 0.25% in the base interest rates under the New Credit Facility, assuming $525.0 million of aggregate borrowings outstanding under the New Credit Facility, the annual interest expense attributable to the New Credit Facility would increase or decrease by $1.3 million.

(e) As discussed in Note 4 to the consolidated financial statements in the Company's Form 10-K/A for the year ended June 30, 1998, the income tax benefits recorded by the Company are limited by the provisions of SFAS No. 109 Accounting for Income Taxes primarily because of the limitations on the Company's ability to carry back net operating losses or offset the losses against income in other taxing jurisdictions. Accordingly, the income tax benefits that may be recorded are limited to those actually recorded in the consolidated statement of operations for the year ended June 30, 1998. The adjustment to pro forma income tax benefit as follows:

                                                                  Twelve Months
                                                                      Ended
                                                                  June 30, 1998
                                                                  -------------
                                                                  (in millions)

     Income tax (benefit) recorded by the Company ................   $ (60.2)
     Income tax (benefit) recorded by SRS ........................      (1.7)
     Less income taxes attributable to certain operations
       of SRS not acquired by the Company.........................      (0.4)
                                                                     -------
                                                                       (62.3)
     Available income tax (benefit) ..............................     (60.2)
                                                                     -------
     Adjustment ..................................................   $  (2.1)
                                                                     =======

(f) Represents additional distributions at the annual rate of 6.50% that would have been recorded if the Preferred Securities had been outstanding for the entire period.

                                                                  Twelve Months
                                                                      Ended
                                                                  June 30, 1998
                                                                  -------------
                                                                  (in millions)
      Distributions on the Preferred Securities ..............    $     16.3
        Distributions previously recorded ....................         (10.0)
                                                                  -------------
                                                                  $      6.3
                                                                  =============

(g) Assuming that the SRS Transactions and the Refinancing of the Bridge Credit Facility had occurred as of the first day of the respective periods, unamortized fees relating to the Bridge Credit Facility and the credit facility that it replaced would have been recorded as an extraordinary loss, net of tax benefit.

     In July 1996, the Company acquired Gallino Pasturguria, S.r.l. ("Gallino"), a manufacturer of steering wheels and plastic interior and exterior parts based in Italy, for $74 million in cash and the assumption of $52 million of liabilities. During the quarter ended June 30, 1997, the Company committed to a plan to dispose of the plastic interior and exterior parts business (the "Gallino Disposition") and is currently in negotiations with third parties relating to the sale of substantially all of this business. Under the proposals, the Company would retain a minority interest in the business subject to the Gallino Disposition. The following table sets forth the adjustments necessary to exclude the results of operations attributable to the assets being disposed of in connection with the Gallino Disposition:


                                                                         Twelve Months Ended June 30, 1998
                                                              ----------------------------------------------------
                                                                                                       Pro Forma
                                                                                     Gallino           Excluding
                                                                Pro Forma           Adjustments         Gallino
                                                                ---------          ------------        ---------
                                                                                   (in millions)
Net sales .........................................            $  1,662.8           $ (173.1)          $  1,489.7
Cost of sales .....................................               1,450.2             (157.8)             1,292.4
                                                               -----------          ----------         -----------
Gross profit ......................................                 212.6              (15.3)               197.3
Selling, general and administrative expenses ......                  89.8               (8.0)                81.8
Research, development and engineering expenses ....                  93.1               (4.0)                89.1
Repositioning Charge and Impairment Charge ........                 259.5               --                  259.5
R&D Write-Off .....................................                  77.5               --                   77.5
Amortization of intangibles .......................                  24.0               --                   24.0
                                                               -----------          ----------         -----------
Operating income (loss) ...........................                (331.3)              (3.3)              (334.6)
Other income (expense), net .......................                  (2.4)              (3.2)                (5.6)
Interest expense, net .............................                  82.8               (3.8)                79.0
                                                               -----------          ----------         -----------
Loss before income taxes, distributions
 on Preferred Securities and extraordinary
 loss .............................................                (416.5)              (2.7)              (419.2)
Income taxes (benefit) ............................                 (60.2)              (0.4)               (60.6)
Distributions on Preferred Securities .............                  16.3               --                   16.3
                                                               -----------          ----------         -----------
Loss before extraordinary loss ....................            $   (372.6)          $   (2.3)          $   (374.9)
                                                               ===========          ==========         ===========

(h) Earnings per share have been adjusted to conform to the provisions of SFAS No. 128 Earnings Per Share.

(i) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, whether expensed or capitalized, amortization of debt issuance costs and an estimated portion of rental expense that is representative of the interest factor in such rentals. Pro Forma earnings were insufficient to cover fixed charges by $416.5 million for fiscal 1998. The ratio of earnings to fixed charges for fiscal 1998 reflects the December 1997 Charges and the June COS Charge.

(j) Represents SRS's results of operations for the four months ended October 30, 1997, the date of acquisition.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 8, 1999

                                    BREED TECHNOLOGIES, INC.



                                    By: /s/ J. F. Gallagher
                                        ---------------------------------
                                        J. F. Gallagher
                                        Chief Financial Officer


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